Exhibit 8(b)

Freedman, Levy, Kroll & Simonds


CONSENT OF
FREEDMAN, LEVY, KROLL & SIMONDS


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Pre-Effective Amendment No. 1 to the Form S-6 Registration Statement of Lincoln Benefit Life Variable Life Account (File No. 333-76799).


/s/ Freedman, Levy, Kroll & Simonds
FREEDMAN, LEVY, KROLL & SIMONDS


Washington, D.C.
July 15, 1999